NUMBER		SHARES
REPT.	[REPTRON LOGO]

Reptron Electronics, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

SEE REVERSE FOR CERTAIN DEFINITIONS

	COMMON STOCK	CUSIP 76026W 20 8

This Certifies That:

Is The Owner Of:

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.01 PAR VALUE EACH OF

Reptron Electronics, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Florida, and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:		COUNTERSIGNED:

	REPTRON ELECTRONICS, INC. CORPORATE	WACHOVIA BANK
	SEAL	NEW YORK, NY & CHARLOTTE, NC
	2004	TRANSFER AGENT

	FLORIDA	BY:
AUTHORIZED SIGNATURE

SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER